UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2007 (June 22, 2007)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2007, WesBanco, Inc. entered into an Amendment to Amended and Restated Credit Agreement and Line of Credit Note (collectively, the “Credit Facility”) with JPMorgan Chase Bank, N.A. which amends the Amended and Restated Credit Agreement dated July 12, 2006 and replaces the Line of Credit Note dated July 12, 2006 and the Note Modification Agreement dated July 14, 2006.  The Credit Facility provides for aggregate borrowings of up to $48 million, an increase of $13 million, and extends the scheduled maturity date to May 31, 2009 from July 12, 2008.  The Credit Facility continues to accrue interest at an Adjusted LIBOR rate and requires the payment of consecutive quarterly installments of interest only commencing on July 31, 2007.  The balance outstanding under the Credit Facility at June 22, 2007 was $26 million from advances made prior to the amendment. Except for an increase in the aggregate borrowing limit and an extension of the maturity date, there were no material changes in the terms of the Credit Facility.  The Credit Facility continues to contain various conditions precedent to borrowing and affirmative and negative covenants which have not been amended.

The foregoing description of the terms and conditions of the Credit Facility is not complete and is qualified in all respects by the actual provisions of the Credit Facility, copies of which have been filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

10.1 – Amendment to Amended and Restated Credit Agreement between JPMorgan Chase Bank,
N.A. and WesBanco, Inc.

10.2 –  Line of Credit Note between JPMorgan Chase Bank, N.A. and WesBanco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: June 26, 2007	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer